     As filed with the Securities and Exchange Commission on March 17, 2000
                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                                 ONDISPLAY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              -------------------

             DELAWARE                        7372                       68-0391052
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)     IDENTIFICATION NUMBER)

                       12667 ALCOSTA BOULEVARD, SUITE 300
                               SAN RAMON, CA 94583
                                 (925) 355-3200

   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 1996 STOCK PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                              -------------------

                                    MARK PINE
                             CHIEF EXECUTIVE OFFICER
                                 ONDISPLAY, INC.
                       12667 ALCOSTA BOULEVARD, SUITE 300
                               SAN RAMON, CA 94583
                                 (925) 355-3200

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              -------------------

                                   Copies to:
                              ROBERT B. JACK, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                              -------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                              -------------------

                                      CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
 TITLE OF EACH CLASS OF SECURITIES    AMOUNT TO BE   PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
          TO BE REGISTERED             REGISTERED   OFFERING PRICE PER   AGGREGATE OFFERING    REGISTRATION
                                                           SHARE                PRICE              FEE
-------------------------------------------------------------------------------------------------------------
1996 Stock Plan
 Common Stock,  $0.001 par value
 (currently outstanding                2,997,835
  options)(1).......................   shares            $  6.581          $ 19,728,752        $  5,208.39
-------------------------------------------------------------------------------------------------------------
1996 Stock Plan
 Common Stock, $0.001 par value
 (options available for future         2,137,442
 grant)(2)..........................   shares            $108.875          $232,713,997        $ 61,436.50
-------------------------------------------------------------------------------------------------------------
TOTAL 1996 STOCK PLAN SHARES           5,135,277
 REGISTERED                            SHARES
-------------------------------------------------------------------------------------------------------------
1999 Employee Stock Purchase Plan
 Common Stock, $0.001 par              1,500,000
 value(3)...........................   shares            $ 92.544          $138,816,000        $ 36,647.43
-------------------------------------------------------------------------------------------------------------
TOTAL REGISTRATION FEES                                                                        $103,292.32
-------------------------------------------------------------------------------------------------------------

(1) The computation is based upon the weighted average exercise price per share of $6.581 as to outstanding options to purchase Common Stock under the 1996 Stock Plan.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on March 10, 2000.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on March 10, 2000. Pursuant to the 1999 Employee Stock Purchase Plan, the Purchase Price of a share of Common Stock is equal to 85% of the Fair Market Value of a share of Common Stock.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

        The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

        (a) The audited financial statements for the Registrant's fiscal year ended December 31, 1998 contained in the Prospectus, dated December 17, 1999, filed pursuant to Rule 424(b)(4) under the Securities Act of 1933 on December 20, 1999.

        (b) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on December 10, 1999.

        (c) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Mario M. Rosati, member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is the Secretary of the Registrant. Wilson Sonsini Goodrich & Rosati is corporate counsel to the Registrant. WS Investment Company 97A, WS Investment Company 97B, WS Investment Company 98A, Mario Rosati, a member of Wilson Sonsini Goodrich & Rosati, P.C. and individuals and entities affiliated with Wilson Sonsini Goodrich & Rosati, P.C. beneficially own an aggregate of 46,155 shares of OnDisplay's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

        The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, including circumstances in which indemnification is otherwise discretionary under Delaware law. Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the "Securities Act").

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

ITEM 9. UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Ramon, State of California on January 31, 2000.

                                       ONDISPLAY, INC.

                                       By: /s/ MARK PINE
                                          ------------------------------------
                                          Mark Pine
                                          Chief Financial Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Pine and David Larson, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               SIGNATURE                                    TITLE                                    DATE
----------------------------------------      ------------------------------------------       -----------------

            /s/ MARK PINE                     Director and Chief Executive Officer*            January 31 , 2000
----------------------------------------
               Mark Pine

         /s/ DAVID F. LARSON                  Vice President and Chief Financial Officer       January 31 , 2000
----------------------------------------
            David F. Larson

         /s/ TIMOTHY BARROWS                  Director*                                        January 31 , 2000
----------------------------------------
            Timothy Barrows

           /s/ PROMOD HAQUE                   Director*                                        January 31 , 2000
----------------------------------------
             Promod Haque

           /s/ JOHN MANDILE                   Director*                                        January 31 , 2000
----------------------------------------
             John Mandile

        /s/ CHRISTOPHER SPRAY                 Director*                                        January 31 , 2000
----------------------------------------
           Christopher Spray

         /s/ MARGARET TAYLOR                  Director*                                        January 31 , 2000
----------------------------------------
            Margaret Taylor

         /s/ CARMINE VILLANI                  Director*                                        January 31 , 2000
----------------------------------------
            Carmine Villani


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*   The employee benefit plans being registered pursuant to this Registration
    Statement are subject to administration by the Board of Directors of the Registrant.

                                INDEX TO EXHIBITS

                                                                                          SEQUENTIALLY
  EXHIBIT NUMBER                          EXHIBIT DOCUMENT                                NUMBERED PAGE
  --------------    ---------------------------------------------------------------       -------------
        4.1*        Certificate of Incorporation of Registrant

        4.2*        Bylaws of Registrant

        4.3*        1996 Stock Plan and form of agreements thereunder

        4.4*        1999 Employee Stock Purchase Plan

        5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation, as to the legality of securities being registered
                    (Counsel to the Registrant)

       23.1         Consent of PricewaterhouseCoopers LLP (Independent Accountants)

       23.2         Consent of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation (contained in Exhibit 5.1 hereto)

       24.1         Power of Attorney (see page II-3)

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*   Incorporated by reference to the Company's Registration Statement on Form
    S-1 (File No. 333-86889), effective December 17, 1999.